UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018 (October 17, 2017)

I-AM CAPITAL ACQUISITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 11th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 878-3684

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Edward L. Jaroski and William H. Herrmann Jr. as Directors

On October 17, 2017, the Board of Directors (the “Board”) of I-AM Capital Acquisition Company (the “Company”) approved an increase in the size of the Board to eight members, and in order to fill the vacancies created by such increase, the Board appointed Edward L. Jaroski and William H. Herrmann Jr. as directors of the Company.

No family relationships exist between either of Mr. Jaroski and Mr. Herrmann and any of the Company’s other directors or executive officers. There are no arrangements between either of Mr. Jaroski and Mr. Herrmann and any other person pursuant to which they were nominated as directors. There are no transactions to which the Company is or was a participant and in which either of Mr. Jaroski and Mr. Herrmann have a material interest subject to disclosure under Item 404(a) of Regulation S-K, except that each of Mr. Jaroski and Mr. Herrmann have a pecuniary interest in shares of the Company’s common stock through their ownership of membership interests of I-AM Capital Partners LLC, the Company’s sponsor. Neither Mr. Jaroski nor Mr. Herrmann is a party to any material plan or arrangement in connection with his appointment as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2018

I-AM CAPITAL ACQUISITION COMPANY

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer